Exhibit 99.1

PRESS RELEASE Mellanox Technologies, Ltd.

Press/Media Contact:

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

U.S. Investor Contact:

Janine Zanelli

+1-408-916-0012

janine@mellanox.com

Israel Investor Contact:

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Record Quarterly

and Annual Financial Results

67.6 Percent Year-over-Year Revenue Growth

Continued Market Penetration and Product Diversification in 2011

Increased Unit Volume 40 Percent Year-over-Year

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Jan. 25, 2012 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record financial results in its fourth quarter and fiscal year 2011, ended Dec. 31, 2011.

Fourth Quarter and 2011 Fiscal Year Highlights

•                  Revenues were a record $72.7 million in the fourth quarter, and $259.3 million in 2011

•                  GAAP gross margins were 64.0 percent in the fourth quarter, and 64.5 percent in 2011

•                  Non-GAAP gross margins were 67.0 percent in the fourth quarter and 68.1 percent in 2011

•                  GAAP fourth quarter operating income was $5.9 million; GAAP fiscal year operating income was $12.6 million

•                  Non-GAAP fourth quarter operating income was a record $14.3 million, and $48.2 million in 2011

•                  GAAP fourth quarter net income was $4.7 million; GAAP fiscal year net income was $10.0 million

•                  Non-GAAP fourth quarter net income was a record $13.1 million and $45.6 million in 2011

•                  GAAP fourth quarter net income per diluted share was $0.11; GAAP fiscal year net income per diluted share was $0.26

•                  Non-GAAP fourth quarter net income per diluted share was $0.31; Non-GAAP fiscal year net income per diluted share was a record $1.07

•                  A record $22.2 million in cash was provided by operating activities during the fourth quarter

•                  A record $63.1 million in cash was provided by operating activities during the year

•                  $238.1 million in total cash and investments at Dec. 31, 2011

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported record revenue of $72.7 million for the fourth quarter, up 6.6 percent from $68.2 million in the third quarter of 2011, and up 78.6 percent from $40.7 million in the fourth quarter of 2010.  For the year ended Dec. 31, 2011, revenue was a record $259.3 million, an increase of 67.6 percent from revenue of $154.6 million reported in 2010.  The 2010 comparable financials do not include any of Voltaire’s 2010 results.

GAAP gross margins in the fourth quarter of 2011 were 64.0 percent, compared with 64.5 percent in the third quarter of 2011 and 71.8 percent in the fourth quarter of 2010.  GAAP gross margins in 2011 were 64.5 percent, compared with 73.8 percent in 2010.

Non-GAAP gross margins in the fourth quarter of 2011 were 67.0 percent, compared with 68.2 percent in the third quarter of 2011 and 72.0 percent in the fourth quarter of 2010.  Non-GAAP gross margins in 2011 were 68.1 percent, compared with 74.0 percent in 2010.

GAAP net income in the fourth quarter of 2011 was $4.7 million or $0.11 per diluted share, compared with net income of $4.8 million or $0.13 per diluted share in the third quarter of 2011 and a net loss of ($0.5) million or ($0.02) per diluted share in the fourth quarter of 2010.

Non-GAAP net income in the fourth quarter of 2011 was a record $13.1 million, or $0.31 per diluted share, compared with $13.0 million or $0.31 per diluted share in the third quarter of 2011, and $7.7 million, or $0.21 per diluted share in the fourth quarter of 2010.  The fourth quarter 2011 non-GAAP net income excludes $6.1 million of share-based compensation expenses compared to $5.6 million in the third quarter of 2011, and compared to $3.7 million in the fourth quarter of 2010.  It also excludes amortization of acquired intangible assets of $2.4 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 compared to $2.6 million of such amortization expenses in the third quarter of 2011.  The fourth quarter 2010 non-GAAP net income also excludes $3.6 million of tax expenses related to utilization of deferred tax assets in Israel and acquisition related expenses of $0.9 million for Voltaire, Ltd.

GAAP net income in 2011 was $10.0 million or $0.26 per diluted share, compared with $13.5 million or $0.38 per diluted share in 2010.

Non-GAAP net income in 2011 was a record $45.6 million, or $1.07 per diluted share, compared with $36.7 million or $0.99 per diluted share in 2010.  2011 non-GAAP net income excludes $21.4 million of share-based compensation expenses, amortization of acquired intangible assets of $9.8 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 and acquisition related expenses of $4.4 million.  Had the company used the weighted shares outstanding method to calculate non-GAAP share count throughout 2011, its non-GAAP net income per diluted share would have been $1.16.  The company intends to adopt this calculation method in 2012.

Total cash and investments were $238.1 million at Dec. 31, 2011 compared to $253.3 million in 2010.  The company generated a record $22.2 million in cash from operating activities in the fourth quarter, and a record $63.1 million for the year.  In 2011, the company paid $203.7 million in cash for Voltaire and raised net $104.2 million in its additional public offering in September.

“2011 was a record year for Mellanox.  Our strategy to offer leading-edge connectivity products to markets with increasing bandwidth and lower latency needs resulted in strong revenue and non-GAAP earnings growth.  Our first acquisition, Voltaire, has been successfully completed,” said

Eyal Waldman, chairman, president and CEO of Mellanox Technologies.  “In 2011, we significantly penetrated new markets in addition to our traditional High Performance Computing (HPC) market, specifically, the Web 2.0, database, storage and cloud markets.  The upcoming launch of Intel Romley and Sandy Bridge platforms will drive the industry toward 10Gb/s and faster interconnect speeds, such as 40 and 56Gb/s.  We lead the industry with the fastest end-to-end interconnect solutions that provide a higher return-on-investment.  We expect to demonstrate continued growth in 2012 and 2013 as we further execute on our plan and serve the needs of additional markets and customers.”

Recent Mellanox Press Release Highlights

•                  Jan. 23 - Mellanox Announces New Pricing Structure, Enabling 10 Gigabit Ethernet for Worldwide Data Center Adoption Today

•                  Jan. 9 - Mellanox Announces World Lowest Latency for High-Frequency Trading

•                  Dec. 8 - Mellanox Joins the TA-25 Index on the TASE

•                  Nov. 15 - Mellanox I/O Solutions with PCI Express 3.0 Support Deliver World-Record Bandwidth and Latency Performance at Multiple, Large-Scale Deployments

•                  Nov. 15 - Mellanox FDR 56Gb/s InfiniBand Interconnect Solutions in the TOP500 Deliver Unrivaled Return-on-Investment

•                  Nov. 14 - Mellanox Announces Availability of ScalableSHMEM 2.0 and ScalableUPC 2.0 for High Performance Computing Applications

•                  Nov. 8 - Mellanox Announces Availability of UDA 2.0 for Big Data Analytic Acceleration

•                  Oct. 27 - Mellanox Joins Open Compute Project (OCP), and Introduces World’s First 10GbE Mezzanine Adapters for OCP Servers

Conference Calls

Mellanox will broadcast its fourth quarter and fiscal year 2011 financial results conference call today at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 877-831-3840 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Jan. 26 at 9 a.m. Israel Time to discuss the company’s fourth quarter and fiscal year 2011 financial results in Hebrew.  To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet connectivity solutions and services for servers and storage.  Mellanox products optimize data center performance and deliver industry-leading bandwidth, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof architecture.  The company offers innovative solutions that address a wide range of markets including HPC, enterprise, mega warehouse data centers, cloud computing, Internet and Web 2.0.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses, changes in certain deferred tax assets and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on Nov. 4, 2011, and our form 10-K filed with the SEC on March 7, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, MLNX-OS and Unbreakable-Link are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Total revenues	$72,689	$40,693	$259,251	$154,640
Cost of revenues	26,186	11,477	92,015	40,550
Gross profit	46,503	29,216	167,236	114,090
Operating expenses:
Research and development	25,142	15,559	92,508	56,804
Sales and marketing	11,338	6,237	40,366	22,104
General and administrative	4,140	3,684	21,769	11,744
Total operating expenses	40,620	25,480	154,643	90,652
Income from operations	5,883	3,736	12,593	23,438
Other income (loss), net	207	(352)	759	(135)
Income before taxes	6,090	3,384	13,352	23,303
Provision for taxes on income	(1,427)	(3,901)	(3,375)	(9,763)
Net income (loss)	$4,663	$(517)	$9,977	$13,540
Net income (loss) per share — basic	$0.12	$(0.02)	$0.28	$0.40
Net income (loss) per share — diluted	$0.11	$(0.02)	$0.26	$0.38
Shares used in computing income per share:
Basic	39,542	34,045	36,263	33,591
Diluted	41,800	34,045	38,562	35,483

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data and percentages, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$4,663	$(517)	$9,977	$13,540
Adjustments:
Share-based compensation expense:
Cost of revenues	259	101	980	385
Research and development	3,491	2,106	11,906	8,031
Sales and marketing	1,322	835	4,894	2,730
General and administrative	987	696	3,632	2,955
Total share-based compensation expense	6,059	3,738	21,412	14,101
Amortization of acquired intangibles:
Cost of revenue	1,923	—	8,246	—
Sales and marketing	438	—	1,569	—
Total amortization of acquired intangibles	2,361	—	9,815	—
Other acquisition related charges	—	861	4,394	861
Deferred taxes in Israel	—	3,626	—	8,181
Non-GAAP net income	$13,083	$7,708	$45,598	$36,683

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$72,689	$40,693	$259,251	$154,640
GAAP gross profit	46,503	29,216	167,236	114,090
GAAP gross margin	64.0%	71.8%	64.5%	73.8%
Share-based compensation expense	259	101	980	385
Acquisition related charges	1,923	—	8,246	—
Non-GAAP gross profit	$48,685	$29,317	$176,462	$114,475
Non-GAAP gross margin	67.0%	72.0%	68.1%	74.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$40,620	$25,480	$154,643	$90,652
Share-based compensation expense	(5,800)	(3,637)	(20,432)	(13,716)
Acquisition related charges	(438)	(861)	(5,963)	(861)
Non-GAAP operating expenses	$34,382	$20,982	$128,248	$76,075

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$5,883	$3,736	$12,593	$23,438
Share-based compensation expense	6,059	3,738	21,412	14,101
Acquisition related charges	2,361	861	14,209	861
Non-GAAP income from operations	$14,303	$8,335	$48,214	$38,400

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

GAAP shares - basic	39,542	34,045	36,263	33,591
Adjustments:
Impact from weighted outstanding shares*	193	186	3,472	640
Non-GAAP shares - basic	39,735	34,231	39,735	34,231

GAAP shares - diluted	41,800	34,045	38,562	35,483
Adjustments:
Impact from weighted outstanding shares*	193	186	3,472	640
Effect of dilutive securities under GAAP**	(2,258)	—	(2,299)	(1,892)
Total options vested and exercisable	3,037	3,002	3,037	3,002
Non-GAAP shares - diluted	42,772	37,233	42,772	37,233

GAAP diluted net income (loss) per share	$0.11	$(0.02)	$0.26	$0.38
Adjustments:
Share-based compensation expense	0.14	0.11	0.56	0.40
Amortization of acquired intangibles	0.06	0.00	0.25	0.00
Other acquisition related charges	0.00	0.03	0.11	0.02
Deferred taxes on NOL in Israel	0.00	0.11	0.00	0.23
Impact from weighted outstanding shares*	0.00	0.00	(0.10)	(0.02)
Effect of dilutive securities under GAAP**	0.02	0.00	0.08	0.06
Total options vested and exercisable	(0.02)	(0.02)	(0.09)	(0.08)
Non-GAAP diluted income per share	$0.31	$0.21	$1.07	$0.99

* Under GAAP, shares used in computing income per share are adjusted for the number of days during the period they are outstanding.  The number of shares used in computing income per share has been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$181,258	$107,994
Short-term investments	52,373	141,959
Restricted cash	4,452	3,353
Accounts receivable, net	48,215	19,893
Inventories	24,955	11,717
Deferred taxes and other current assets	7,373	4,487
Total current assets	318,626	289,403
Property and equipment, net	36,806	15,490
Severance assets	7,767	5,792
Intangible assets, net	25,657	290
Goodwill	132,885	—
Deferred taxes and other long-term assets	8,289	4,780
Total assets	$530,030	$315,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,132	$6,526
Other accrued liabilities	31,091	15,885
Deferred revenue	5,571	1,051
Capital lease obligations, current	299	316
Total current liabilities	67,093	23,778
Accrued severance	10,433	7,355
Deferred revenue	3,664	563
Capital lease obligations	279	158
Other long-term obligations	6,214	2,211
Total liabilities	87,683	34,065
Shareholders’ equity:
Ordinary shares	165	141
Additional paid-in capital	418,255	265,481
Accumulated other comprehensive income (loss)	(1,164)	954
Retained earnings	25,091	15,114
Total shareholders’ equity	442,347	281,690
Total liabilities and shareholders’ equity	$530,030	$315,755

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$9,977	$13,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,745	5,777
Deferred income taxes	(228)	7,379
Share-based compensation expense	21,412	14,101
Gain on investments	(15)	(25)
Excess tax benefit from share-based compensation	(2,411)	(1,101)
Changes in assets and liabilities:
Accounts receivable, net	(15,899)	525
Inventories	(8,639)	(2,951)
Prepaid expenses and other assets	(513)	689
Accounts payable	21,065	(2,249)
Accrued liabilities and other payables	18,645	5,547
Net cash provided by operating activities	63,139	41,232

Cash flows from investing activities:
Acquisition of Voltaire Ltd., net of cash acquired of $3,961	(203,704)	—
Purchase of severance-related insurance policies	(832)	(789)
Purchases of short-term investments	(45,600)	(182,615)
Proceeds from sale of short-term investments	149,889	157,377
Proceeds from maturities of short-term investments	12,128	50,628
Increase in restricted cash deposit	(1,700)	—
Purchase of property and equipment	(24,680)	(11,395)
Purchase of equity investment in a private company	—	(135)
Net cash provided by (used in) investing activities	(114,499)	13,071

Cash flows from financing activities:
Proceeds from public offering, net	104,201	—
Principal payments on capital lease obligations	(459)	(528)
Proceeds from exercise of share awards	18,471	9,478
Excess tax benefit from share-based compensation	2,411	1,101
Net cash provided by financing activities	124,624	10,051

Net increase in cash and cash equivalents	73,264	64,354
Cash and cash equivalents at beginning of period	107,994	43,640
Cash and cash equivalents at end of period	$181,258	$107,994